      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 18, 2001
                         REGISTRATION NO. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                              BOWATER INCORPORATED
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                                    62-0721803
------------------------------------         --------------------------------
   (State of Incorporation)                  (IRS Employer Identification No.)

     55 E. CAMPERDOWN WAY, P.O. BOX 1028, GREENVILLE, SOUTH CAROLINA 29602
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)

                  BOWATER INCORPORATED 2000 STOCK OPTION PLAN
--------------------------------------------------------------------------------
                            (Full Title of the Plan)

                            WENDY C. SHIBA, ESQUIRE
            VICE PRESIDENT, SECRETARY AND ASSISTANT GENERAL COUNSEL
                              BOWATER INCORPORATED
                      55 E. CAMPERDOWN WAY, P.O. BOX 1028,
                        GREENVILLE, SOUTH CAROLINA 29602
                                 (864) 271-7733
--------------------------------------------------------------------------------
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================================
   Title Of Each Class       Amount To Be            Proposed                 Proposed                Amount of
   Of Securities To Be        Registered         Maximum Offering             Maximum              Registration Fee
       Registered                                 Price Per Unit         Aggregate Offering
                                                                                Price
---------------------------------------------------------------------------------------------------------------------
        Common Stock           1,800,000             $48.09(1)             $86,562,000 (1)            $21,641(1)
      $1.00 par value           shares
         per share
=====================================================================================================================

         (1) Estimated solely for purposes of calculating the registration fee, and pursuant to Rule 457(c) under the Securities Act, the proposed maximum offering price per unit and the registration fee are based on the reported average of the high and low sales prices of Bowater Incorporated Common Stock as reported on the New York Stock Exchange on May 11, 2001.

         This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act, and Rule 462 promulgated thereunder.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

              Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, as amended, and the "Note" to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

              The following documents filed by Bowater Incorporated, a Delaware corporation (the "Registrant"), with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

              (a) The Annual Report on Form 10-K of the Registrant (File No. 1-8712) for the fiscal year ended December 31, 2000, filed with the Commission on March 22, 2001;

              (b) The Current Report on Form 8-K of the Registrant (File No. 1-8712), filed with the Commission on April 4, 2001, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act"), and the Quarterly Report on Form 10-Q of the Registrant (File No. 1-8712), for the fiscal quarter ended March 31, 2001, filed with the Commission on May 14, 2001 pursuant to Sections 13(a) and 15(d) of the Exchange Act; and all other reports filed pursuant to Sections 13(a) and 15(d) of the Exchange Act since the fiscal year ended December 31, 2000; and

              (c) The description of the Registrant's Common Stock, $1.00 par value per share contained in its Registration Statement on Form S-3 (No. 33-51569), including Amendment No. 1 to the Registrant's Registration Statement on Form S-3 (No. 333-57839) and any other amendment or report filed for the purpose of updating such description.

              In addition, all documents and other reports filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act that are filed subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of each such document (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

              Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.       DESCRIPTION OF SECURITIES.

              Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

              Not applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

              Section 145 of the Delaware General Corporation Law provides for indemnification of directors and officers against any legal liability (other than liability arising from derivative suits) if the officer or director acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation. In criminal actions, the officer or director must also have had no reasonable cause to believe that his conduct was unlawful. A corporation may indemnify an officer or director in a derivative suit if the officer or director acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interest of the corporation unless the officer or director is found liable to the corporation. However, if the Court of Chancery or the court in which such action or suit was brought determines that the officer or director is fairly and reasonably entitled to indemnity, then the Court of Chancery or such other court may permit indemnity for such officer or director to the extent it deems proper.

              The Registrant's Bylaws provide generally that the Registrant shall indemnify its present and past directors and officers to the fullest extent permitted by the laws of Delaware as they may exist from time to time. Directors and officers of the Registrant and its subsidiaries are indemnified generally against expenses actually and reasonably incurred in connection with proceedings, whether civil or criminal. The Registrant's Bylaws also provide that indemnification thereunder is not exclusive, and the Registrant may agree to indemnify any person as provided therein. The Registrant is a party to indemnification agreements with its directors and officers. The agreements provide that the Registrant will indemnify such directors and officers to the fullest extent permitted by applicable law, and require the Registrant to maintain directors' and officers' liability insurance at the level in effect when the relevant indemnification agreement was executed and to advance expenses upon the request of an officer or director.

              The Registrant's Certificate of Incorporation provides that directors of the Registrant shall not be held personally liable to the Registrant or its stockholders for monetary damages arising from certain breaches of their fiduciary duties. The provision does not insulate directors from personal liability for (i) breaches of their duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not taken in good faith or that involve intentional misconduct or knowing violation of law, (iii) transactions in which the director derives any improper personal benefit or (iv) unlawfully voting to pay dividends or to repurchase to redeem stock.

              The Registrant maintains insurance policies providing for indemnification of directors and officers and for reimbursement to the Registrant for monies which it may pay as indemnity to any director or officer, subject to the conditions and exclusions of the policies and specified deductible provisions.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

              Not applicable.

ITEM 8.       EXHIBITS.

              The following exhibits are filed as part of this Registration
Statement:

              No:     Exhibit:
              --      -------

              4.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-3 (Registration No. 33-51569)).

              4.2 Bylaws of the Registrant amended and restated as of May 20, 1998 (incorporated by reference to Exhibit 4.12 to Amendment No. 1 to the Registrant's Registration Statement No. 333-57839).

              4.3 Bowater Incorporated 2000 Stock Option Plan (incorporated by reference to Exhibit 10.40 to the Registrant's 1999 Annual Report on Form 10-K filed with the Commission on March 27, 2000).

              5       Opinion of Counsel.

              23.1    Consent of Accountants.

              23.2    Opinion of Counsel.

              24      Power of Attorney.

ITEM 9.       UNDERTAKINGS

              (a)     The undersigned registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales
              are being made, a post-effective amendment to this Registration
              Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                      (2) That, for the purpose of determining any liability
              under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a
              post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

              (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

              The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Greenville, state of South Carolina, on May
16, 2001.

                                    BOWATER INCORPORATED
                                    (Registrant)


                                    By: /s/ Arnold M. Nemirow
                                       ----------------------------------------
                                         Arnold M. Nemirow
                                         Chairman, President and Chief Executive
                                         Officer

              Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


              SIGNATURE                                         TITLE                                    DATE

/s/ Arnold M. Nemirow                     Chairman of the Board, President and Chief Executive       May 16, 2001
----------------------------------------  Officer
Arnold M. Nemirow                         (principal executive officer)

/s/ David G. Maffucci                     Senior Vice President and Chief Financial Officer          May 16, 2001
----------------------------------------  (principal financial officer)
David G. Maffucci

/s/ Michael F. Nocito                     Vice President and Controller                              May 16, 2001
----------------------------------------  (principal accounting officer)
Michael F. Nocito
                    *                     Director                                                   May 16, 2001
----------------------------------------
Francis J. Aguilar
                    *                     Director                                                   May 16, 2001
----------------------------------------
Richard Barth
                    *                     Director                                                   May 16, 2001
----------------------------------------
Kenneth M. Curtis
                    *                     Director                                                   May 16, 2001
----------------------------------------
Cinda A. Hallman

              SIGNATURE                                         TITLE                                    DATE

                    *                     Director                                                   May 16, 2001
----------------------------------------
Charles J. Howard
                    *                     Director                                                   May 16, 2001
----------------------------------------
James L. Pate
                    *                     Director                                                   May 16, 2001
----------------------------------------
John A. Rolls
                    *                     Director                                                   May 16, 2001
----------------------------------------
Arthur R. Sawchuk

              *Wendy C. Shiba, by signing her name hereto, does sign this document on behalf of the persons indicated above pursuant to powers of attorney duly executed by such persons that are filed herewith as Exhibit 24.


                                        By: /s/ Wendy C. Shiba
                                           -------------------------------------
                                                          Wendy C. Shiba,
                                                          Attorney-in-Fact